Exhibit 10.1

ACQUISITION AGREEMENT

30 DC, INC.

AND

MARILLION PARTNERSHIP, PLC

This AGREEMENT, dated as of June 15, 2015 (the "Agreement"), by and among 30DC, Inc. (“DC”), a Maryland Corporation, including its subsidiary 30, DC, Inc., a Delaware Corporation, and Marillion Partnership, PLC, (“MP”) an Australian PLC, hereafter referred to as ("MP"), and is a party to this Agreement.

WHEREAS, DC, and MP desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition and also to prescribe various conditions to the Acquisition; and

WHEREAS, the Board of Directors of DC and manager of MP have approved the Acquisition of certain assets of DC, for the business and products listed on Exhibit A, by MP described, as being in the best interests of each party for the consideration as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

ARTICLE I: THE CONSIDERATION

SECTION 1.01. Consideration/Acquisition; Effective Time

The Acquisition shall become complete (“Closing”) upon the delivery of the transaction documents sufficient to convey assets described on Exhibit A from DC to MP, duly executed upon the exchange of the following consideration:

A total of 10,000,000 shares of restricted common stock of DC shall be conveyed by MP to DC, free and clear of all liens and encumbrances whatsoever.

The parties agree that the effective date (“Effective Date”) of the transaction herein shall be May 15, 2015 which was the date of agreed terms and all economic benefits and obligations shall be calculated starting on that date.

SECTION 1.02. Effects of the Acquisition

At Closing by virtue of the Acquisition, MP, shall acquire the assets of IM Training business and products listed on Exhibit A, from DC in exchange for 10,000,000 shares of common stock in DC. Assets to be acquired will include all assets, tangible or intangible, including content library, required or used to operate IM Training. Intangible property shall include, but not be limited to, web sites and domain names, blogs, social media such as Facebook, LinkedIn and Twitter, files and source code, software, trademarks, trade names, brand names, goodwill, customer lists, e-mail and any other contact lists, operating manuals, technology plans, applications, contracts, warranties, leases, rights, arrangements and other assets. MP shall have full use of existing content as part of the IM Training library. MP shall have the exclusive right to market affiliate and joint venture products to full existing DC Customer list for a period of two years. DC will receive proceeds from IM Training through the Effective Date net of refunds applicable to any such sales. For any subscription products included in IM Training, proceeds received by DC through the Effective Date shall be property of DC and MP shall assume deliverability of services subsequent to that date. MP shall receive up to 12 unlimited licenses of MagCast for business use. MP will have the right to sell MagCast licenses under the terms of the MagCast certified professional program. Any collections by DC subsequent to the Effective Date for IM Training will be identified by 30DC and remitted to the MP. MP will be liable for operating expenses of IM Training subsequent to the Effective Date including but not limited to contractor fees due MP, cloud-based storage fees, office expenses and telephone expenses. Any expenses paid by DC prior to the Effective Date shall not be reimbursable even if they benefit beyond the Effective Date.

ARTICLE II: THE CLOSING

SECTION 2.01 Closing.

Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the Closing of the Acquisition shall take place as soon as reasonably practicable (but in no event on written notice of less than two (2) business days) after all of the conditions set forth in Article VI are satisfied or, to the extent permitted there under, waived, at the offices of DC or at such other time and place as may be agreed to in writing by the parties hereto (the date of such Closing being referred to herein as the "Closing Date").

ARTICLE III REPRESENTATIONS AND WARRANTIES OF DC

Except as set forth in the applicable section of the disclosure schedule delivered by DC prior to the execution of this Agreement (the "DC Disclosure Schedule"), DC represents and warrants as follows

SECTION 3.01 Organization of DC; Authority.

DC is an Entity duly organized, validly existing and in good standing under the laws of the State of Maryland. DC has all requisite corporate power and corporate authority to enter into the transaction documents to which it is a party, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. Subject to the receipt of its board of director's approval, the execution, delivery and performance by DC of the transaction documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of DC, including, without limitation, the approval of the board of directors of DC.

SECTION 3.02 No Violation; Consents and Approvals.

The execution and delivery by DC of the transaction documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of DC (b) any Law applicable to DC or the property or assets of DC, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien upon any of the properties of DC under any contract to which DC is a party or by which DC or any assets of DC may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults which are set forth in Section 3.04 of the DC Disclosure Schedule and as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have a material adverse effect on DC. No Governmental Approval is required to be obtained or made by or with respect to WVR in connection with the execution and delivery of this Agreement or the consummation by DC of the transactions contemplated hereby.

SECTION 3.03 Litigation; Compliance with Laws.

(a)
There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of DC, threatened against, relating to or affecting DC, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of DC in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator outstanding against DC, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of DC in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.
(b)
DC has complied and is in compliance in all material respects with all laws applicable to DC, its business or its assets. Neither DC has received notice from any Governmental Entity or other Person of any material violation of law applicable to DC, its business or assets. DC has obtained and holds all required Licenses (all of which are in full force and effect) from all Government Entities applicable to DC, its business or their assets. No violations are or have been recorded in respect of any such license and no proceeding is pending, or, to the knowledge of DC, threatened to revoke or limit any such license.

SECTION 3.04 Liens and Encumbrances upon Assets being Conveyed.

Except as set forth in the applicable section of the disclosure schedule delivered to MP prior to the execution of this Agreement (the "Disclosure Schedule"), DC represents and warrants to MP as follows:

DC represents there are no outstanding: (i) options, or other rights to purchase the Assets described on Exhibit A; or (ii) contracts, commitments, agreements, understandings or arrangements of any kind relating to any equity ownership of the Assets described on Exhibit A. There is no outstanding right, lien, security agreement, option or other agreement of any kind to purchase or otherwise to receive from DC, or any interest holder of DC, any ownership or Pledge of the Assets described on Exhibit A.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MP

SECTION 4.01 Organization of Marillion Partnership, PLC; Authority.

MP is a PLC duly organized, validly existing and in good standing under the laws of the Australia. MP is duly qualified or licensed to do business as a Foreign Entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a material adverse effect. MP has heretofore delivered or made available complete and correct copies of the certificate of incorporation and Bylaws of MP, the minute books, and membership interest records of MP as in effect as of the date of this Agreement.

SECTION 4.02 Representations and Warranties

Except as set forth in the applicable section of the disclosure schedule delivered to DC prior to the execution of this Agreement (the "Disclosure Schedule"), MP represents and warrants to DC as follows:

(a) Except as set forth in the applicable section of the disclosure schedule delivered to DC prior to the execution of this Agreement (the "Disclosure Schedule"), MP represents and warrants to DC as follows:

MP represents there are no outstanding: (i) options, or other rights to purchase the shares of DC being exchanged to DC; or (ii) contracts, commitments, agreements, understandings or arrangements of any kind relating to any equity ownership of the shares of 30DC. There is no outstanding right, lien, security agreement, option or other agreement of any kind to purchase or otherwise to receive from MP, or any interest holder of NBM, any ownership or Pledge of the shares of 30DC and there is no claim in Bankruptcy affecting the 30DC shares.

SECTION 4.03 No Violation; Consents and Approvals.

The execution and delivery of the transaction documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) any laws applicable or the property or assets of MP, or (b) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien upon any of the properties of MP under any contracts to which MP is a party or by which MP or any of its assets may be bound. No Governmental Approval is required to be obtained or made by or with respect to MP in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain such Governmental Approval would not, individually or in the aggregate, have a material adverse effect on MP.

SECTION 4.04 Litigation; Compliance with Laws.

(a)
There are: (i) no claims, actions, suits, investigations or proceedings pending or threatened against, relating to or affecting MP, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of MP in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against MP, its business, its assets, or any employee, officer, director, interest holder , or independent contractor of MP in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.
(b)
MP shall have complied and are in compliance in all material respects with all laws applicable to MP, its business or its assets. Parties have not received notice from any Governmental Entity or other Person of any material violation of law applicable to MP, its business or its assets. MP has obtained and holds all required licenses (all of which are in full force and effect) from all Government Entities applicable to it, its business or its assets. No violations are or have been recorded in respect of any such license and no proceeding is pending, or threatened to revoke or limit any such License.

ARTICLE V: AGREEMENTS

SECTION 5.01 Access to Information.

From the date hereof until the Effective Time or the earlier termination of this Agreement, each party shall give the other party and its respective counsel, accountants, representatives and agents, and with respect to DC it shall provide to MP with respect to the assets being acquired, full access, upon reasonable notice and during normal business hours, to such party's facilities and the financial, legal, accounting and other representatives of such party with knowledge of the business and the assets of such party and, upon reasonable notice, shall be furnished all relevant documents, records and other information concerning the business, finances and properties of such party and its subsidiaries that the other party and its respective counsel, accountants, representatives and agents, may reasonably request. No investigation pursuant to this Section 5.01 shall affect or be deemed to modify any of the representations or warranties hereunder or the condition to the obligations of the parties to consummate the Acquisition; it being understood that the investigation will be made for the purposes among others of the board of directors of each party determining in its good faith reasonable business judgment the accuracy of the representations and warranties of the other party. In the event of the termination of this Agreement, each party, if so requested by the other party, will return or destroy promptly every document furnished to it by or on behalf of the other party in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return or destroy such documents and any copies thereof any of them may have made.

SECTION 5.02 Legal Conditions to Acquisition; Reasonable Efforts.

MP and DC shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed with respect to the Acquisition and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Acquisition. MP shall obtain written consent of a majority of its shareholders or if required by Australian law, obtain shareholder’s approval by a majority of its shareholders of the acquisition under the terms hereof, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by MP, or DC in connection with the Acquisition or the taking of any action contemplated thereby or by this Agreement.

SECTION 5.03 Tax Matters.

No representation is made that this is a non-taxable transaction.

ARTICLE VI: CONDITIONS OF THE ACQUISITION

SECTION 6.01 Conditions to Each Party's Obligation to Effect the Acquisition.

The respective obligations of each party to effect the Acquisition and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part to the extent permitted by applicable law:

(a) No Injunctions or Restraints. No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Acquisition or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable commercial efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

SECTION 6.02 Additional Conditions of Obligations of DC.

The obligations of DC to effect the Acquisition and the other transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by DC:

(a)
Representations and Warranties. The representations and warranties of MP set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.
(b)
Performance of Obligations of MP. MP shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c)
Third Party Consents. MP shall have obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from a majority of its shareholders third parties or governmental and regulatory authorities in connection with the execution, delivery and performance by MP of this Agreement and the consummation of the transactions contemplated hereby.
(d)
No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other Transaction Documents, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

(e) Deliveries.

At the Closing, MP shall have delivered to DC:

A certificate for 18,188,440 shares of restricted common stock of DC, duly endorsed with signature guaranteed stock powers, free and clear of liens and encumbrances, of any type. DC will issue a new certificate for 8,188,440 shares of restricted common stock of DC, the difference of 10,000,000 shares is the consideration for the transactions herein.

SECTION 6.03 Additional Conditions of Obligations of MP.

The obligation to effect the Acquisition and the other transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by MP.

(a)
Representations and Warranties. The representations and warranties of DC set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.
(b)
Performance of Obligations of DC. DC shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by them under this Agreement at or prior to the Closing Date.
(c)
No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other transaction documents, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.
(d)
MP shall be granted a separate written License from DC providing for the full use of existing content of the assets as part of the IM Training library. MP shall have the exclusive right to market affiliate and joint venture products to full existing 30DC Customer list as of the Effective Date for a period of two years.
(e)
MP shall receive up to 12 unlimited licenses of MagCast for business use from DC. MP will have the right to sell MagCast licenses under the terms of the MagCast certified professional program.

ARTICLE VII: MP CONTRACTOR STATUS

As of the Effective Date, MP is no longer a contractor to 30DC. Ed Dale will retain a position on DC’s board of directors.

The balance due MP under the current contractor agreement with 30DC was $55,762 USD, at the Effective Date. This amount will be paid down at a minimum of $3,000 USD per month. The first $3,000 was paid and future payments will be on the 15th of each month until the amount is paid in full. Should 3DC through the marketing efforts of MP earn $500,000 USD, net of all refunds, fees and expenses, the monthly payment amount will increase to $5,000 USD per month, or if the amount exceeds $1 million, DC will pay the outstanding amount by the end of the month the marketing promotion occurs.

ARTICLE VIII: NON-SOLICITATION, NON-INTERFERENCE, NONDISPARAGEMENT

Both parties are subject to a reciprocal three-year non-interference provision covering existing customers, employees, suppliers and technology of the IM Training and DC Businesses. For MP, restrictions this includes prohibition on copying MagCast (which means the MagCast Digital

Publishing Platform, the Blogger Product being developed, Digital Publishing Blueprint and any other Digital Publishing Software or Training related directly to Magcast, and Blogger platform thereto) and any other products developed or in development by DC, or creating a directly competing product, working, for or with, or aiding in any way, a competitor to such products. MP is free to engage in any other business activity, developing any other application, platform, website, product or training as long as it is not a platform for MagCast or Blogger or other products developed or in development by DC.

ARTICLE IX: CONFIDENTIALITY

Both parties have been in a position to learn confidential information, including but not limited to, i) any marketing strategies, plans, financial information, or projections, operations, sales estimates, business plans and performance results relating to the past, present or future business activities of such party, its affiliates, subsidiaries and affiliated companies; (ii) plans for products or services, and customer or supplier lists; (iii) any scientific or technical information, invention, design, process, procedure, formula, improvement, technology or method; (iv) any concepts, reports, data, know-how, works-in-progress, designs, development tools, specifications, computer software, source code, object code, flow charts, databases, inventions, information and trade secrets; and (v) any other information that should reasonably be recognized as confidential information (“Confidential Information”) about the other party’s business. Confidential Information does not include information that is or becomes publicly available through no fault of or failure to act by the party in breach of this Agreement or is required to be disclosed in a judicial or administrative proceeding, or is otherwise requested or required to be disclosed by law or regulation.

Both parties acknowledge that the Confidential Information is of a unique and valuablecharacter and the unauthorized dissemination of the Confidential Information would destroy or diminish the value of such information. The damages would be impossible to calculate, therefore, both parties agree that the damaged party shall be entitled to injunctive relief preventing the dissemination of any Confidential Information in violation of the terms hereof. Such injunctive relief shall be in addition to any other remedies available, whether at law or in equity. In the event of litigation or other legal action, including injunctive relief, the prevailing party shall be entitled to recover reasonable attorney’s fees and expenses.

ARTICLE X: DC OTHER REQUIREMENTS

DC will provide the MP all business records of IM Training including customer and subscription records.

DC to provide MP with access to code for all technology utilized for IM Training which it does not already have.

DC to provide list of all past and current IM Training customers which MP does not already have.

ARTICLE XI: MP OTHER REQUIREMENTS

MP will allow DC access to any historical records, including providing receipts, it needs for accounting, financial statement and tax preparation.

MP will assist DC in determining cost allocations and any other information required for Seller to prepare pro forma financial statements of past results computed as if the transaction occurred prior to the period(s) for which the pro forma financial statements are being prepared.

MP responsible for setting up a new Infusionsoft account for 30DC on a like for like basis ensuring that full history of MagCast clients is incorporated including but not limited to relevant notes and e-mail templates.

MP to run a beta test for 30DC's Blogger Product to prepare for Blogger Product launch.

MP to launch, run and manage a minimum of two promotions with all funds going to DC to generate a minimum of $500,000 to DC net of all expenses including but not limited to affiliate commissions. This will include a MagCast promotion generating a minimum of $100,000 net to DC in June and a Blogger Product launch by the end of July following completion of the Blogger Product beta test. For further clarity, if the dates of the promotions are delayed or do not reach the minimum thresholds, MP will continue to run promotions for DC until such thresholds have been met. Any work by MP on behalf of DC beyond that will be subject to a further agreement between the parties.

MP to assist in transfer of IM Training and to assist with closing and transfer of Netbloo Median Sale.

MP to assist in making sure support function is in place to support DC existing business.

MP to assist in making sure development team is in place to support DC existing business.

ARTICLE XII: TRANSITION ITEMS

Parties will work with each other to achieve a smooth transition with the goal of limiting any subscription losses and limiting negative impact on DC from changes due to transaction herein and simultaneous Netbloo Media Sale.

Agreement with Charl Coetzee to continue as a contractor to DC at a rate of $5,000 USD per month. Any changes to compensation rate to be discussed with CEO, CFO and Board.

ARTICLE XIII TERMINATION

SECTION 13.01 Termination.

This Agreement may be terminated at any time prior to Closing, as set forth below:

(a)
by mutual consent; or
(b)
by DC upon written notice to MP, if: any condition to the obligation of DC to close contained in Article VI hereof has not been satisfied by 60 days after date hereof (the "End Date") (unless such failure is the result of DC' breach of any of its representations, warranties, covenants or agreements contained herein) or
(c)
upon written notice to DC by MP, if any condition to the obligation to close by MP contained in Article VI hereof has not been satisfied by the End Date (unless such failure is the result of a breach of any of its representations, warranties, covenants or agreements contained herein);

ARTICLE XIV: SURVIVAL OF REPRESENTATIONS AND WARRANTIES

None of the representations and warranties of the parties set forth in this Agreement shall survive the Closing. Following the Closing Date with respect to any particular representation or warranty, no party hereto shall have any further liability with respect to such representation and warranty. None of the covenants, agreements and obligations of the parties hereto shall survive the Closing.

ARTICLE XV: MISCELLANEOUS

SECTION 15.01 Notices.

All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses:

If to DC to: Theodore A. Greenberg, CFO, 30DC, Inc., 80 Broad Street, 5th Floor, New York, NY 10004, Tel: 212-962-4400, Fax: 212-962-4422, E-Mail: ted.greenberg@30dcinc.com

If to MP to:

SECTION 15.02 Amendment; Waiver.

This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of the parties hereto.

SECTION 15.03 Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION 15.04 Governing Law.

This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without regard to principles of conflict of laws.

SECTION 15.05 Waiver of Jury Trial.

Each party hereto hereby irrevocably and unconditionally waives any rights to a trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

SECTION 15.06 Consent to Jurisdiction.

Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New York or any Federal court sitting in New York for purposes of any suit, action or other proceeding arising out of this Agreement and the Transaction Documents (and agrees not to commence any action, suit or proceedings relating hereto or thereto except in such courts). Each of the Parties agrees that service of any process, summons, notice or document pursuant to the laws of the State of New York and on the individuals designated in Section 10.01 shall be effective service of process for any action, suit or proceeding brought against it in any such court.

SECTION 15.07 Counterparts; Effectiveness.

Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 15.08 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.

Except as expressly provided herein, this Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that no person shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Acquisition until consummation thereof.

SECTION 15.09 Headings.

The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 15.10 No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 15.11 Severability.

If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

IN WITNESS WHEREOF, the parties hereto have caused this Acquisition Agreement to be duly executed as of the day and year first above written.

30DC, Inc.

By: /s/

Its: Chairman/CEO

Marillion Partnership PLC

By: /s/

Its: Chairman/CEO

EXHIBIT A

Businesses & Training Programs Included In Transaction

Coaching and Mentoring Program

Challenge

Affiliate Promotion Right to Existing 30DC Customer List - Two Year Exclusive